Exhibit 99.4

UNAUDITED PRO FORMA CONDENSED

COMBINED FINANCIAL INFORMATION OF ADAPTHEALTH CORP.

The following unaudited pro forma condensed combined information presents the unaudited pro forma condensed combined balance sheet as of September 30, 2019 and the unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2019 and the year ended December 31, 2018 based upon the combined historical financial statements of AdaptHealth Corp.’s subsidiary, AdaptHealth Holdings LLC (“AdaptHealth”), and the Patient Care Solutions business (“PCS”) after giving effect to AdaptHealth Corp.’s acquisition of PCS from McKesson Corporation (the “PCS Acquisition”) and related adjustments described in the accompanying notes.

The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2019 and for the year ended December 31, 2018 give pro forma effect to the PCS Acquisition as if it had occurred on January 1, 2018. The unaudited pro forma condensed combined balance sheet as of September 30, 2019 gives pro forma effect to the PCS Acquisition as if it was completed on September 30, 2019.

The unaudited pro forma condensed combined financial information should be read in conjunction with the following:

•	The audited historical financial statements of AdaptHealth and the notes thereto as included in the Proxy Statement filed on October 23, 2019.

•	The unaudited historical financial statements of AdaptHealth and the notes thereto as included in the Current Report on Form 8-K filed on November 14, 2019.

•	The audited and unaudited historical financial statements of PCS and the notes thereto included elsewhere in this Current Report on Form 8-K/A.

The unaudited pro forma condensed combined financial information is provided for informational purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the PCS Acquisition had been completed as of the dates set forth above, nor is it indicative of the future results or financial position of the combined company. The unaudited pro forma condensed combined financial information also does not give effect to the potential impact, of any anticipated synergies, operating efficiencies or cost savings resulting from favorable vendor pricing had AdaptHealth Corp. owned PCS in the periods indicated above, or any integration costs and benefits from restructuring plans.

ADAPTHEALTH CORP.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

September 30, 2019

	AdaptHealth
	Holdings LLC	PCS	Pro Forma		Pro Forma
(in thousands)	Historical	Reclassified (1)	Adjustments	Note 3	Combined
Assets
Current assets:
Cash and cash equivalents	$8,823	$19,478	$(19,480)	(a)	$8,821
Accounts receivable, net	73,670	19,647	-		93,317
Inventory	14,234	-	-		14,234
Prepaid and other current assets	6,350	843	(725)	(b)	6,468
Total current assets	103,077	39,968	(20,205)		122,840
Equipment and other fixed assets, net	66,706	8,639	-		75,345
Goodwill	245,346	-	-		245,346
Other assets	5,893	10,249	(10,234)	(c)	5,908
Deferred tax asset	6,965	-	-		6,965
Total assets	$427,987	$58,856	$(30,439)		$456,404

Liabilities and Stockholders'/Members' Equity (Deficit)
Current liabilities:
Accounts payable and accrued expenses	$90,456	$4,012	$(1,386)	(d)	$93,082
Current portion of capital lease obligations	21,656	-	-		21,656
Current portion of long-term debt	8,894	-	-		8,894
Deferred revenue	9,097	-	-		9,097
Other liabilities	8,609	2,983	(2,983)	(e)	8,609
Total current liabilities	138,712	6,995	(4,369)		141,338
Long-term debt, less current portion	410,538	-	15,000	(f)	425,538
Capital lease obligations, less current portion	236	-	-		236
Other long-term liabilities	15,199	8,722	(8,627)	(g)	15,294
Total liabilities	564,685	15,717	2,004		582,406

Commitments and contingencies
Total stockholders'/members' equity (deficit)	(139,561)	43,139	(32,443)	(h)	(128,865)
Total stockholders'/members' equity (deficit) attributable to AdaptHealth Holdings LLC	(139,561)	3,139	(32,443)		(128,865)
Noncontrolling interest in subsidiaries	2,863	-	-		2,863
Total stockholders'/members' equity (deficit)	(136,698)	43,139	(32,443)		(126,002)
Total Liabilities and Stockholders'/Members' Equity (Deficit)	$427,987	$58,856	$(30,439)		$456,404

(1)	Refer to Note 2 for reclassification of PCS historical information.

ADAPTHEALTH CORP.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2019

	AdaptHealth
	Holdings LLC	PCS	Pro Forma		Pro Forma
(in thousands except share and per share amounts)	Historical	Reclassified (1)	Adjustments	Note 3	Combined
Revenue:
Revenue, net of contractual allowances and discounts	$400,958	$99,955	$-		$500,913
Provision for doubtful accounts	(20,855)	(738)	-		(21,593)
Net revenue less provision for doubtful accounts	380,103	99,217	-		479,320
Costs and expenses:
Cost of net revenue	317,174	122,845	-		440,019
General and administrative expenses	31,508	4,165	-		35,673
Depreciation, excluding patient equipment depreciation	2,439	727	-		3,166
Total costs and expenses	351,121	127,737	-		478,858
Operating (loss) income	28,982	(28,520)	-		462
Interest (income) expense	31,651	(75)	552	(i)	32,128
Loss on extinguishment of debt, net	2,121	-	-		2,121
Income before income taxes	(4,790)	(28,445)	(552)		(33,787)
Income tax expense	5,444	-	-		5,444
Net income	(10,234)	(28,445)	(552)		(39,231)
Income attributable to noncontrolling interest	1,336	-	-		1,336
Net income attributable to AdaptHealth Holdings LLC	$(11,570)	$(28,445)	$(552)		$(40,567)

(1)	Refer to Note 2 for reclassification of PCS historical information.

ADAPTHEALTH CORP.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2018

	AdaptHealth
	Holdings LLC	PCS	Pro Forma		Pro Forma
(in thousands except share and per share amounts)	Historical	Reclassified (1)	Adjustments	Note 3	Combined
Revenue:
Revenue, net of contractual allowances and discounts	$361,054	$136,321	$-		$497,375
Provision for doubtful accounts	(15,776)	(1,547)	-		(17,323)
Net revenue less provision for doubtful accounts	345,278	134,774	-		480,052
Costs and expenses:
Cost of net revenue	293,384	173,308	-		466,692
General and administrative expenses	18,069	5,253	-		23,322
Depreciation, excluding patient equipment depreciation	2,734	314	-		3,048
Total costs and expenses	314,187	178,875	-		493,062
Operating (loss) income	31,091	(44,101)	-		(13,010)
Interest (income) expense	7,453	(72)	737	(i)	8,118
Loss on extinguishment of debt, net	1,399	-	-		1,399
Income before income taxes	22,239	(44,029)	(737)		(22,527)
Income tax benefit	(2,098)	-	-		(2,098)
Net income	24,337	(44,029)	(737)		(20,429)
Income attributable to noncontrolling interest	1,077	-	-		1,077
Net income attributable to AdaptHealth Holdings LLC	$23,260	$(44,029)	$(737)		$(21,506)

(1)	Refer to Note 2 for reclassification of PCS historical information.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Note 1—Description of the PCS Acquisition

Basis of presentation

The historical financial information has been adjusted in the unaudited pro forma condensed combined financial information to give effect to events that are (1) directly attributable to the PCS Acquisition, (2) factually supportable, and (3) with respect to the statement of operations, expected to have a continuing impact on the combined results. The pro forma adjustments are prepared to illustrate the estimated effect of the PCS Acquisition.

AdaptHealth’s historical results reflect AdaptHealth’s audited consolidated statement of operations for the year ended December 31, 2018, unaudited condensed consolidated balance sheet as of September 30, 2019 and unaudited condensed consolidated statement of operations for the nine months ended September 30, 2019. PCS’ historical results reflect the audited combined statement of operations for PCS’ fiscal year ended March 31, 2019, unaudited condensed combined balance sheet as of September 30, 2019 and unaudited condensed combined statement of operations for the nine months ended September 30, 2019.

Description of the PCS Acquisition

On November 21, 2019, AdaptHealth LLC, a Delaware limited liability company (“Buyer”) and a wholly-owned indirect subsidiary of AdaptHealth Corp., McKesson Medical-Surgical, Inc., a Virginia corporation (“Seller”), NRE Holding Corporation, a Delaware corporation (“NRE”), and McKesson Patient Care Solutions, Inc., a Pennsylvania corporation, entered into a Securities Purchase Agreement (the “Agreement”), pursuant to which Seller agreed to sell to Buyer, and Buyer agreed to purchase from the Seller, all of the issued and outstanding equity interests of NRE (the “Transaction”). The Transaction closed on January 1, 2020 upon satisfaction of all closing conditions pursuant to the Agreement. In connection with the Transaction, AdaptHealth Corp. acquired PCS from McKesson Corporation. PCS provides wound care supplies, ostomy supplies, urological supplies, incontinence supplies, diabetic care supplies, and breast pumps directly to patients across the United States. PCS maintains extensive national relationships with physicians, medical facilities and customers, and currently serves all 50 states.

  The base purchase price for the Transaction was $14.0 million, subject to customary adjustments for cash, indebtedness, transaction expenses and net working capital (as compared to an agreed target net working capital amount). The total cash paid at closing was $15.0 million. In addition, Buyer may be required to make an additional payment of $1.5 million to Seller after the closing of the Transaction pursuant to the terms and conditions of a Transition Services Agreement executed in connection with the Transaction. The total investment, including restructuring costs until the business is fully integrated on AdaptHealth Corp.’s platform in the latter half of 2020, is expected to be approximately $30 million.

The following table summarizes the preliminary allocation of the purchase price to the estimated fair values of the net assets acquired at the date of the Transaction. AdaptHealth Corp. is still in the process of finalizing the purchase price allocation.

(in thousands)
Cash consideration	$15,002

Fair value of net assets acquired:
Accounts receivables	$19,647
Prepaid and other current assets	118
Other assets	15
Equipment and other fixed assets	8,639
Accounts payable and accrued expenses	(2,626)
Other liabilities	(95)
Net assets acquired	$25,698
Bargain purchase gain	$10,696

Management of AdaptHealth Corp. will finalize the measurement of the separately identifiable assets acquired and the liabilities assumed at the acquisition date in accordance with the requirements of FASB ASC Topic 805, Business Combinations. In accordance with FASB ASC Topic 805, management will review the procedures it uses to identify and measure the assets acquired and liabilities assumed in order to ensure that the measurements appropriately reflect the consideration of all available information as of the acquisition date. Based on the information currently available to management, it is estimated that a bargain purchase gain will be recorded in connection with the PCS Acquisition. Management has determined that a gain on this transaction may be appropriate given the Seller desired to exit the home medical equipment business operated by PCS.

Basis of the Pro Forma Presentation

Upon consummation of the PCS Acquisition, PCS will adopt AdaptHealth Corp.’s accounting policies. AdaptHealth Corp. may identify differences between the accounting policies among the companies, that when conformed, could have a material impact on the consolidated financial statements of the combined entity.

Note 2—Reclassifications to Historical Financial Information of PCS

Certain balances and transactions presented in the historical financial statements of PCS included within the unaudited pro forma condensed combined financial information have been reclassified to conform to the presentation of financial statements of AdaptHealth as indicated in the tables below.

PCS Balance Sheet Reclassifications at September 30, 2019

	As per
(in thousands)	Financial Statements	Reclassifications	As Reclassified
Assets
Accounts receivable, net	$12,762	$6,885	$19,647
Contract Assets	6,885	(6,885)	-

Liabilities and Stockholders'/Members' Equity (Deficit)
Current liabilities:
Accounts payable and accrued expenses	751	3,261	4,012
Other accrued liabilities	6,244	(6,244)	-
Other liabilities	-	2,983	2,983

Total stockholders'/members' equity (deficit)
Total stockholders'/members' equity (deficit) attributable to AdaptHealth Holdings LLC	-	43,139	43,139
Net parent investment	43,139	(43,139)	-

PCS Statement of Operations Reclassifications for the Nine Months Ended September 30, 2019

	As per
(in thousands)	Financial Statements	Reclassifications	As Reclassified
Revenue:
Revenue, net of contractual allowances and discounts	$99,217	$738	$99,955
Provision for doubtful accounts	-	(738)	(738)
Costs and expenses:
Cost of net revenue	60,310	62,535	122,845
General and administrative expenses	-	4,165	4,165
Depreciation, excluding patient equipment depreciation	-	727	727
Selling, distribution, and administrative expenses	63,346	(63,346)	-
Restructuring Charges	4,090	(4,090)	-
Interest (income) expense	-	(75)	(75)
Other expense, net	(84)	84	-

PCS Statement of Operations Reclassification for the Year Ended March 31, 2019

	As per
(in thousands)	Financial Statements	Reclassifications	As Reclassified
Revenue:
Revenue, net of contractual allowances and discounts	$134,774	$1,547	$136,321
Provision for doubtful accounts	-	(1,547)	(1,547)
Costs and expenses:
Cost of net revenue	84,995	88,313	173,308
General and administrative expenses	-	5,253	5,253
Depreciation, excluding patient equipment depreciation	-	314	314
Selling, distribution, and administrative expenses	86,269	(86,269)	-
Restructuring Charges	7,601	(7,601)	-
Interest (income) expense	-	(72)	(72)
Other expense, net	(62)	62	-

Note 3—Pro Forma Adjustments

Adjustments to the Unaudited Pro Forma Condensed Combined Balance Sheet (in thousands)

The pro forma adjustments included in the unaudited pro forma condensed combined balance sheet as of September 30, 2019 are as follows:

a)	Represents the following adjustments (1) reduction of $19,478 representing PCS’ September 30, 2019 cash balance since cash was not acquired in connection with the PCS Acquisition, (2) payment of $15,002 representing the cash paid at closing of the PCS Acquisition, and (3) proceeds from debt of $15,000 to fund the cash portion of the purchase price of the PCS Acquisition. It is noted that while AdaptHealth Corp. did not finance the PCS Acquisition by incurring debt when the closing occurred, the pro-forma adjustments include debt financing since AdaptHealth did not have enough cash at September 30, 2019 to fund the PCS Acquisition.

b)	Represents adjustment to reflect certain assets included in the historical September 30, 2019 balance sheet of PCS that were not acquired by AdaptHealth Corp.

c)	Represents adjustment to reflect operating lease right-of-use assets included in the historical September 30, 2019 balance sheet of PCS as a result of PCS’ adoption of amended accounting guidance related to lease arrangements. This is included as a pro-forma adjustment since AdaptHealth Corp. has not yet adopted such accounting guidance.

d)	Represents adjustment to reflect certain accrued expenses included in the historical September 30, 2019 balance sheet of PCS that were not assumed by AdaptHealth Corp.

e)	Represents adjustments to reflect (1) restructuring liablities of $1,376 included in the historical September 30, 2019 balance sheet of PCS that were not assumed by AdaptHealth Corp., and (2) operating lease liabilities of $1,607 included in the historical September 30, 2019 balance sheet of PCS as a result of PCS’ adoption of amended accounting guidance related to lease arrangements. This is included as a pro-forma adjustment since AdaptHealth Corp. has not yet adopted such accounting guidance.

f)	Represents proceeds from debt to fund the cash portion of the purchase price of the PCS Acquisition. It is noted that while AdaptHealth Corp. did not finance the PCS Acquisition by incurring debt when the closing occurred, the pro-forma adjustments include debt financing since AdaptHealth did not have enough cash at September 30, 2019 to fund the PCS Acquisition.

g)	Represents adjustment to reflect operating lease liabilities included in the historical September 30, 2019 balance sheet of PCS as a result of PCS’ adoption of amended accounting guidance related to lease arrangements. This is included as a pro-forma adjustment since AdaptHealth Corp. has not yet adopted such accounting guidance.

h)	Represents adjustment to equity resulting from the preliminary estimated acquisition accounting in connection with the PCS Acquisition. This includes the impact of an estimated $10.7 million bargain purchase gain, calculated as if the net assets of PCS were acquired on September 30, 2019. The bargain purchase gain is not reflected in the unaudited pro forma combined statements of operations because it is a nonrecurring item that is directly related to the transaction.

Adjustments to the Unaudited Pro Forma Condensed Combined Statements of Operations

The pro forma adjustments included in the unaudited pro forma condensed combined statement of operations for the nine month period ended September 30, 2019 and for the fiscal year ended December 31, 2018 are as follows:

i)	Represents adjustments to include incremental interest expense for borrowings on the AdaptHealth revolver with an interest rate of 5.41%, offset by lower undrawn revolver fees. It is noted that while AdaptHealth Corp. did not finance the PCS Acquisition by incurring debt when the closing occurred, the pro-forma adjustments include debt financing since AdaptHealth Corp. did not have enough cash at September 30, 2019 to fund the PCS Acquisition.